UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2022

FTI CONSULTING, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-14875	52-1261113
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

555 12th Street NW, Washington, D.C. 20004
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (202) 312-9100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FCN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

ITEM 8.01	Other Events

On December 1, 2022, the Board of Directors (the “Board”) of FTI Consulting, Inc. (“FTI Consulting”) authorized the additional amount of $400.0 million to repurchase shares of FTI Consulting’s outstanding common stock, par value $0.01 per share (“Common Stock”), pursuant to its stock repurchase program initially authorized by the Board in the amount of $100.0 million on June 2, 2016, which was increased by an additional (i) $100.0 million on December 1, 2017, (ii) $100.0 million on May 18, 2017, (iii) $100.0 million on February 21, 2019, (v) $100.0 million on February 20, 2020, (vi) $200.0 million on July 28, 2020, and (vii) $200.0 million on December 3, 2020, for an aggregate authorization as of December 1, 2022 of $1.3 billion (the “Stock Repurchase Program”).

As of November 30, 2022, FTI Consulting has repurchased 11.3 million shares of its outstanding Common Stock pursuant to the Stock Repurchase Program at an average price per share of $70.93 for an aggregate cost of approximately $799.0 million. After giving effect to Common Stock repurchases through that date and the increased authorization, FTI Consulting has approximately $501.0 million remaining available for Common Stock repurchases under the Stock Repurchase Program. No time limit has been established for the completion of the Stock Repurchase Program, and it may be suspended, discontinued or replaced by the Board at any time without prior notice.

Under the Stock Repurchase Program, FTI Consulting may repurchase its shares of its Common Stock in open-market purchases or by any other method in accordance with applicable securities laws and other laws, rules and regulations. The specific timing, price and amount of repurchases will be determined by FTI Consulting’s management, in its discretion, and will vary based on market conditions, securities law limitations and other applicable laws, rules and regulations, and other factors. The repurchases may be funded using available cash on hand or a combination of cash and available borrowings under FTI Consulting’s senior secured revolving bank credit facility.

The Press Release furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference announces the Board authorization to increase the Stock Repurchase Program.

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which involve uncertainties and risks. Forward-looking statements include statements, without limitation, regarding plans for Common Stock repurchases. When used in this Current Report on Form 8-K, words such as “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts,” “may” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements are based upon FTI Consulting’s expectations at the time it makes them and various assumptions. FTI Consulting’s expectations, beliefs and projections are expressed in good faith, and it believes there is a reasonable basis for them. However, there can be no assurance that management’s plans, expectations or forecasts will be achieved. Factors that could cause changes to FTI Consulting’s plans, expectations or forecasts include risks described under the heading “Item 1A Risk Factors” in FTI Consulting’s Form 10-K for the year ended December 31, 2021 filed with the SEC on February 24, 2022, and in FTI Consulting’s other filings with the SEC. FTI Consulting is under no duty to update any of the forward-looking statements to conform such statements to actual results or events and does not intend to do so.

ITEM 9.01.	Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release dated December 2, 2022 of FTI Consulting, Inc.

104	The Cover Page from FTI Consulting’s Current Report on Form 8-K dated December 1, 2022, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, FTI Consulting, Inc. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FTI CONSULTING, INC.

Dated: December 5, 2022	By:	/s/ CURTIS LU
Curtis Lu
General Counsel

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